EXHIBIT 99.1

IMPAC MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2002

(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Earnings (loss) before cumulative effect of change in accounting principle	$74,917
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Equity in net (earnings) loss of Impac Funding Corporation	(17,073)
Provision for loan losses	19,848
Amortization of CMO premiums and deferred securitization costs	37,945
Net change in accrued interest receivable	(13,722)
Write-down of investment securities available-for-sale	1,039
Gain (loss) on sale of other real estate owned	(154)
Net change in other assets and liabilities	(1,267)

Net cash provided by operating activities	101,533

CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in CMO collateral	(2,994,039)
Net change in finance receivables	(673,599)
Net change in mortgage loans held-for-investment	(44,235)
Dividend Impac Funding Corporation	12,870
Principal reductions on investment securities available-for-sale	8,704
Proceeds from sale of other real estate owned	12,455

Net cash used in investing activities	(3,677,844)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in reverse repurchase agreements and other borrowings	692,675
Proceeds from CMO borrowings	2,890,351
Dividends paid	(66,329)
Proceeds from sale of common stock	119,159
Proceeds from exercise of stock options	993
Reduction (advances) on notes-receivable common stock	920

Net cash provided by financing activities	3,637,769

Net change in cash and cash equivalents	61,458
Cash and cash equivalents at beginning of year	51,887

Cash and cash equivalents at end of year	$113,345